SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant:	☒

Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-11(c) or § 240.14a-12

FIRSTPLUS Financial Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

The following is a Newsletter for the registrant appearing on the registrant’s website located at http://www.firstplusgroup.com/page2.html.

Please see the registrant’s Form 8-K filed with the Securities and Exchange Commission on November 14, 2005 for updates regarding the scheduling of the meeting date.

FIRSTPLUS

Newsletter

Shareholders Meeting

The resumption of the Annual Shareholder Meetings for FIRSTPLUS Financial Group, Inc., is set for November 16, 2005. The site for the annual meeting will be at the luxurious Peppermill Hotel and Casino in Reno, Nevada.

The agenda for the meeting will include a discussion on the opportunities available for FIRSTPLUS. The consumer financial service industry has enjoyed tremendous growth during the past several years and with the experience accessible to FIRSTPLUS, we have the unique opportunity to engage in this industry with a high level of expertise.

Also at the meeting we will nominate and vote on the Board of Directors. The Annual Report will be mailed to all shareholders and within the report are the career profiles of our directors. Our directors have been faithful to their office and have steered FP though the lean years and are instrumental with our survival and providing us this opportunity to reemerge in the financial services industry.

The Peppermill Hotel and Casino is located at 2707 South Virginia Street, Reno. To make reservations call 1-866-821-9996 or go online at http://www.peppermillreno.com.

FIRSTPLUS Financial Group, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies for the Company’s 2005 Special Meeting of Shareholders previously scheduled for November 16, 2005. In addition, the Company’s Form 8-K filed with the Securities and Exchange Commission contains important information regarding the continuance of the Special Meeting.

FIRSTPLUS Financial Group, Inc. stockholders are urged to read the Company’s proxy statement because it contains important information. FIRSTPLUS Financial Group, Inc. stockholders will be able to obtain a copy of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission’s web site located at www.sec.gov. FIRSTPLUS Financial Group, Inc. stockholders will also be able to obtain a free copy of the proxy statement, and other relevant documents, by contacting FIRSTPLUS Financial Group, Inc. at:

FIRSTPLUS FINANCIAL GROUP, INC.

5100 N. O’Connor Boulevard, 6th Floor

Irving, Texas 75039

All of the FIRSTPLUS Financial Group, Inc. directors (Robert P. Freeman, John R. Fitzgerald, Daniel T. Phillips and David B. Ward) and its sole executive officer (Jack (J.D.) Draper) will be deemed to be participants in the Board’s solicitation of proxies. A description of the direct and indirect interests, by security holdings or otherwise, of these participants in the Board’s solicitation of proxies are set forth in the proxy statement filed by FIRSTPLUS Financial Group, Inc. with the Securities and Exchange Commission in connection with the Special Meeting.